Exhibit 99.2

SECOND QUARTERLY REPORT

JUNE 2003

[LOGO] The First of Long Island
The First of Long Island Corporation

Dear Stockholder

      Earnings per share were $1.34 for the first six months of this year compared to $1.32 earned in the similar 2002 period. For the second quarter of 2003, earnings per share were 60 cents, a decline from the 70 cents earned in the same quarter last year. Net income for the most recent six months was $5,603,000. Total assets were $841,156,000 at June 30, 2003 and the growth of our core products continues to be good.

      The most significant items positively affecting earnings for the six months were a 14% increase in average checking balances and an unusually large commercial mortgage prepayment fee received in the first quarter; the prepayment fee, the recurrence of which is unlikely, is equivalent to approximately 8 cents per share. Other important factors also favorably impacting earnings were gains on sales of equity securities and continued growth of money market type savings balances and residential mortgages.

      Overwhelmingly, the most negative influence on earnings are the effects of the severe decline in interest rates. On a sequential quarter-to-quarter basis, after a modest uptick in the first quarter, net interest margin continued to decrease. As we have cautioned in the past, sustained lower interest rates should exacerbate the decline in our net interest margin and further negatively impact our income. Also adversely affecting earnings, especially in the second quarter, were expenses of our growth strategies particularly the opening of our three New York City branches.

      The New York City commercial offices were opened on June 2nd and, while it is premature to predict their ultimate success, so far the results are encouraging. Our free checking campaign is attracting consumer checking business to the Bank resulting in a growth of about 6% in the number of net new consumer checking accounts so far.

      For our shareholders whose stock is registered in their name, we are pleased to enclose with this report your semiannual cash dividend which is 19% greater than the dividend paid last year at this time.

                                         By: /s/ J. William Johnson
                                         Chairman and Chief Executive Officer

      This quarterly report contains "forward-looking statements" within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Act of 1934. Such statements are generally contained in sentences including the words "may" or "expect" or "could" or "should" or "would" or "believe". The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward looking statements. In addition, the Corporation assumes no duty to update forward-looking statements.


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The First of Long Island Corporation
Financial Highlights

                            BALANCE SHEET INFORMATION

                                                           6/30/03       6/30/02
                                                           -------       -------
                                                             (in thousands)

Total Assets .......................................     $ 841,156     $ 759,751

Net Loans ..........................................       272,889       244,094

Investment Securities ..............................       463,403       409,547

Checking Deposits ..................................       278,013       241,371

Savings and Time Deposits ..........................       469,854       431,997

Total Stockholders' Equity .........................        86,706        80,670

                          INCOME STATEMENT INFORMATION

                                                             Six Months Ended
                                                          ----------------------
                                                          6/30/03        6/30/02
                                                          -------        -------
                                                             (in thousands)

Net Interest Income ................................     $  16,173     $  15,670
Provision For Loan Losses ..........................           150           150
                                                         ---------     ---------
Net Interest Income After Loan Loss Provision ......        16,023        15,520
                                                         ---------     ---------

Noninterest Income .................................         3,002         2,808
Noninterest Expense ................................        11,557        10,748
                                                         ---------     ---------
  Income Before Income Taxes .......................         7,468         7,580
Income Tax Expense .................................         1,865         1,965
                                                         ---------     ---------
Net Income .........................................     $   5,603     $   5,615
                                                         =========     =========

Earnings Per Share:
Basic ..............................................     $    1.37     $    1.34
Diluted ............................................     $    1.34     $    1.32


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                          INCOME STATEMENT INFORMATION

                                                           Three Months Ended
                                                         -----------------------
                                                         6/30/03         6/30/02
                                                         -------         -------
                                                             (in thousands)

Net Interest Income ................................     $   7,701     $   8,084
Provision For Loan Losses ..........................            75            50
                                                         ---------     ---------
Net Interest Income After Loan Loss Provision ......         7,626         8,034
                                                         ---------     ---------

Noninterest Income .................................         1,517         1,479
Noninterest Expense ................................         5,872         5,447
                                                         ---------     ---------
  Income Before Income Taxes .......................         3,271         4,066
Income Tax Expense .................................           761         1,099
                                                         ---------     ---------
Net Income .........................................     $   2,510     $   2,967
                                                         =========     =========

Earnings Per Share:
Basic ..............................................     $     .62     $     .71
Diluted ............................................     $     .60     $     .70

      For more detailed financial information please see the Corporation's Form 10-Q for the quarterly period ended June 30, 2003. The Form 10-Q will be available on or before August 14, 2003 and can be obtained from our Finance Department located at 10 Glen Head Road, Glen Head, New York 11545, or you can access Form 10-Q by going to our website and clicking on "The First of Long Island Corporation."

                              Visit our website at
                                  www.fnbli.com

[LOGO] The First of Long Island
The First of Long Island Corporation


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Full Service Offices

10 Glen Head Road
Glen Head, NY  11545
(516) 671-4900

7 Glen Cove Road
Greenvale, NY  11548
(516) 621-8811

253 New York Avenue
Huntington, NY  11743
(631) 427-4143

108 Forest Avenue
Locust Valley, NY  11560
(516) 671-2299

711 Fort Salonga Road
Northport, NY  11768
(631) 261-4000

209 Glen Head Road
Old Brookville, NY  11545
(516) 759-9002

310 Merrick Road
Rockville Centre, NY  11570
(516) 763-5533

130 Mineola Avenue
Roslyn Heights, NY  11577
(516) 621-1900

800 Woodbury Road
Woodbury, NY 11797
(516) 364-3434

Commercial Banking Offices

30 Orville Drive
Bohemia, NY  11716
(631) 218-2500

60 E. Industry Court
Deer Park, NY  11729
(631) 243-2600

22 Allen Boulevard
Farmingdale, NY  11735
(631) 753-8888


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2091 New Highway
Farmingdale, NY  11735
(631) 454-2022

1050 Franklin Avenue
Garden City, NY  11530
(516) 742-6262

536 Northern Boulevard
Great Neck, NY  11021
(516) 482-6666

330 Motor Parkway
Hauppauge, NY  11788
(631) 952-2900

106 Old Country Road
Hicksville, NY  11801
(516) 932-7150

3000 Marcus Avenue
Lake Success, NY  11042
(516) 775-3133

194 First Street
Mineola, NY  11501
(516) 742-1144

200 Jericho Turnpike
New Hyde Park, NY  11040
(516) 328-3100

133 E. Merrick Road
Valley Stream, NY 11580
(516) 825-0202

Manhattan Commercial Banking Offices

232 Madison Avenue
New York, NY 10016
(212) 213-8111

1501 Broadway, Suite 301
New York, NY 10036
(212) 278-0707

225 Broadway, Suite 703
New York, NY 10007
(212) 693-1515

Investment Management Division
800 Woodbury Road
Woodbury, NY  11797
(516) 364-3436


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